Balanced Capital

	ALL PROPOSALS HAVE PASSED
	FINAL Proxy Results - ML Balanced Capital Fund, Inc.
	Meeting Date: May 14, 2001

	Record Date: March 15, 2001
	As of: May 14, 2001

					Units Voted				Percentage of Total Outstanding Units Voted				Percentage of Total Units Voted

				Votes Needed								Votes Received
		Shares Needed	Outstanding	'50% + 1		Shares Withheld		Total Units		Shares Withheld		Over 50% + 1		Shares Withheld
	Fund	To Pass	Shares	of Shares Voted	For	From Voting		Voted	For	From Voting		of Shares Voted	For	From Voting

1)	DIRECTORS:
	M. Colyer Crum	-62,708,796	191,974,522	66,174,550	128,883,346	3,465,752		132,349,098	67.14%	1.81%		-32.67%	97.38%	2.62%
	Laurie Simon Hodrick	-62,730,263	191,974,522	66,174,550	128,904,813	3,444,285		132,349,098	67.15%	1.79%		-32.68%	97.40%	2.60%
	Terry K. Glenn	-62,773,775	191,974,522	66,174,550	128,948,325	3,400,773		132,349,098	67.17%	1.77%		-32.70%	97.43%	2.57%
	Stephen B. Swensrud	-62,718,769	191,974,522	66,174,550	128,893,319	3,455,779		132,349,098	67.14%	1.80%		-32.67%	97.39%	2.61%
	J. Thomas Touchton	-62,760,381	191,974,522	66,174,550	128,934,931	3,414,167		132,349,098	67.16%	1.78%		-32.69%	97.42%	2.58%
	Fred G. Weiss	-62,767,528	191,974,522	66,174,550	128,942,078	3,407,020		132,349,098	67.17%	1.77%		-32.70%	97.43%	2.57%

				Votes Needed								Votes Received
		Shares Needed	Outstanding	'50% + 1				Total Units				Over 50% + 1
		To Pass	Shares	of Shares Voted	For	Against	Abstain	Voted	For	Against	Abstain	of Shares Voted	For	Against	Abstain

2)	Selection of Audtors	-61,336,232	191,974,522	66,174,550	127,510,782	1,456,687	3,381,629	132,349,098	66.42%	0.75%	1.76%	-31.95%	96.34%	1.10%	2.55%

				Votes Needed								Votes Received
		Shares Needed	Outstanding	50% + 1 of				Total Units				Over 50% + 1 of
		To Pass	Shares	Outstanding Shares	For	Against	Abstain	Voted	For	Against	Abstain	Outstanding Shares	For	Against	Abstain

3)	Reorganize into a "Master/Feeder"	-19,326,658	191,974,522	95,987,262	115,313,920	9,087,011	7,948,167	132,349,098	60.06%	4.73%	4.14%	-10.07%	87.12%	6.86%	6.00%
	structure

	The quorum consists of the majority of the shares entitled to vote at the Meeting.
	Proposals 1 & 2 requires the affirmative vote of the majority of the shares represented at the Meeting
	Proposal 3 requires the affirmative vote of two-thirds of the shares entitled to vote

Last Updated on 11/28/2001
By MLMAG